As filed with the Securities and Exchange Commission on May 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTISOURCE ASSET MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

United States Virgin Islands	66-0783125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

402 Strand Street

Frederiksted, United States Virgin Islands 00840-3531

(340) 692-1055

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Stephen H. Gray, Esq.

General Counsel and Secretary

Altisource Asset Management Corporation

402 Strand Street

Frederiksted, United States Virgin Islands 00840-3531

(340) 692-1055 (Phone)

(340) 692-1046 (Fax)

(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copies to:

Myles Pollin, Esq.

Robert Mandell, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

(212) 839-5300 (Phone)

(212) 839-5599 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Series A Convertible Preferred Stock, par value $0.01 per share	250,000	$1,000	$250,000,000	$32,200
Common stock, par value $0.01 per share	200,000	(3)	(3)	(3)

(1)	This registration statement registers (a) 250,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the registrant and (b) 200,000 shares of common stock, par value $.01 per share, of the registrant issuable upon conversion of such Series A Convertible Preferred Stock. There are being registered such additional and indeterminable number of shares of common stock as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.
(2)	The aggregate liquidation preference of the Series A Convertible Preferred Stock being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	No additional consideration will be received for the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and, therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933.

PROSPECTUS

250,000 Series A Convertible Preferred Stock

and

Shares of Common Stock Issuable Upon

Conversion of the Series A Convertible Preferred Stock

Altisource Asset Management Corporation

We issued 250,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, to institutional buyers in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended. This prospectus relates to the resale, from time to time, of up to 250,000 shares of our Series A Convertible Preferred Stock and any shares of our common stock, par value $0.01 per share, that may be issued upon conversion of the Series A Convertible Preferred Stock by the selling securityholders. We will not receive any proceeds from the sale of any of these securities that may be sold by the selling securityholders.

The Series A Convertible Preferred Stock will be subject to mandatory redemption on March 15, 2044, which we refer to as the mandatory redemption date, at a redemption price per share equal to the liquidation preference of $1,000 per share of Series A Convertible Preferred Stock. Holders of shares of the Series A Convertible Preferred Stock will not be entitled to receive dividends on their shares.

Holders of the Series A Convertible Preferred Stock may convert each share of the Series A Convertible Preferred Stock, at any time and from time to time, into a number of shares of our common stock equal to the liquidation preference per share of Series A Convertible Preferred Stock of $1,000 divided by the then current conversion price per share of our common stock. The initial conversion price is $1,250, subject to adjustment.

Upon the occurrence of certain change of control transactions or upon our dissolution or winding up, holders will be entitled to receive the amounts specified in this prospectus.

Prior to the mandatory redemption date, we will have the right to redeem the Series A Convertible Preferred Stock, in whole, but not in part, on March 15, 2020 and on each successive five year anniversary of March 15, 2020. We refer to each such date as a redemption date. In addition, each holder of the Series A Convertible Preferred Stock will have the right to require us to redeem its shares of Series A Convertible Preferred Stock, in whole but not in part, on each such redemption date. In each case, the redemption price per share of Series A Convertible Preferred Stock will equal the liquidation preference of $1,000 per share of Series A Convertible Preferred Stock.

Our common stock is listed on the NYSE MKT under the symbol “AAMC.” On May 14, 2014, the last reported sale price of our common stock on the NYSE MKT was $819.25 per share. There is no public market for the Series A Convertible Preferred Stock, and we do not intend to list the Series A Convertible Preferred Stock on any national securities exchange or automated quotation system.

The selling securityholders may sell the Series A Preferred Stock and the common stock into which the Series A Convertible Preferred Stock is convertible either directly or through underwriters, broker-dealers or agents and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions.

Investing in our Series A Convertible Preferred Stock or common stock involves significant risks. See the section entitled “Risk Factors” in this prospectus to read about factors you should consider before deciding to invest in our shares of Series A Convertible Preferred Stock or common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2014.

You should rely only on the information contained in this prospectus, any related prospectus supplement or any free writing prospectus prepared by us. We have not, and the selling securityholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the selling securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents regardless of the time of delivery of this prospectus or of any sale of our Series A Convertible Preferred Stock or common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus and the documents incorporated herein by reference reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	our ability to implement our business strategy and the business strategy of Altisource Residential Corporation (“Residential”);

•	our ability to retain and maintain our strategic relationships with related parties;

•	the ability of Residential to generate cash available for distribution to its stockholders under our management;

•	our ability to effectively compete with our competitors;

•	Residential’s ability to complete pending or future transactions;

•	our ability to retain Residential as a client;

•	the failure of Altisource and Ocwen to effectively perform their obligations under their agreements with us and Residential;

•	general economic and market conditions; and

•	governmental regulations, taxes and policies.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Such forward-looking statements speak only as of their respective dates, and we assume no obligation to update them to reflect changes in underlying assumptions or factors, new information or otherwise, except to the extent required by applicable laws. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements contained herein, please refer to the section “Risk Factors.”

ii

PROSPECTUS SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the Series A Preferred Shares and the common stock into which the Series A Preferred Shares is convertible. You should read this entire prospectus as well as any prospectus supplement and the information incorporated herein by reference carefully.

Unless the context otherwise requires, the terms “we,” “our,” “us” and “the Company” refer to Altisource Asset Management Corporation and its consolidated subsidiaries. References in this prospectus to “Residential” refer to Altisource Residential Corporation, unless otherwise indicated. References in this report to “Altisource” refer to Altisource Portfolio Solutions S.A. and its consolidated subsidiaries, unless otherwise indicated. References in this report to “Ocwen” refer to Ocwen Financial Corporation and its consolidated subsidiaries, unless otherwise indicated. References in this prospectus to “Series A Preferred Shares” refer to the shares of our Series A Convertible Preferred Stock, par value $0.01.

The Company

We were incorporated in the United States Virgin Islands on March 15, 2012, which we refer to as “inception.” On December 21, 2012, which we refer to as the “separation date,” we separated from Altisource and became a stand-alone publicly traded company through the contribution to us by Altisource of $5 million of equity capital and the distribution of our shares of common stock to the stockholders of Altisource. Our primary business is to provide asset management and certain corporate governance services to institutional investors. Our primary client currently is Altisource Residential Corporation, which we refer to as “Residential,” under a 15-year asset management agreement, which we refer to as the “asset management agreement.” Residential is a public REIT that acquires and manages single-family rental properties by acquiring sub-performing and non-performing mortgage loans throughout the United States. Subsequent to our separation from Altisource on December 21, 2012, we immediately commenced operations. In October 2013, we applied for and were granted registration by the SEC as a registered investment adviser under section 203(c) of the Investment Advisers Act of 1940.

We have a capital light operating strategy with profits available for share repurchases and dividends. Initially, Residential is our primary source of revenue and will drive our potential future growth. The asset management agreement with Residential entitles us to incentive fees, which we refer to as our “incentive management fee,” that will give us a share of Residential’s cash flow available for distribution to its shareholders as well as reimbursement for certain overhead and operating expenses. Accordingly, our operating results are highly dependent on Residential’s ability to achieve positive operating results.

In addition to the services we provide to Residential, we provide management services to NewSource Reinsurance Company Ltd., which we refer to as “NewSource,” a Bermuda title insurance and reinsurance company. In October 2013, we invested $2.0 million in NewSource and received 100% of the common stock of NewSource, representing 2,000,000 shares. Simultaneously, Residential invested $18.0 million in NewSource and received 100% of the non-voting preferred stock of NewSource. On December 2, 2013, NewSource became registered as a licensed reinsurer with the Bermuda Monetary Authority.

Our principal executive offices are located at 402 Strand Street, Frederiksted, United States Virgin Islands 00840-3531, and our telephone number is (340) 692-1055. Our principal Internet address is http://www.altisourceamc.com. Information on, or accessible through, our website is not a part of this prospectus or any applicable prospectus supplement and is not incorporated by reference in this prospectus or any applicable prospectus supplement.

The Offering

On March 18, 2014, we sold 250,000 Series A Preferred Shares to institutional investors in a private offering. The Series A Preferred Shares were offered and sold pursuant to an exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We agreed to file a registration statement for the purpose of registering the resale of the Series A Preferred Shares and the shares of common stock issuable upon conversion of the Series A Preferred Shares.

Issuer	Altisource Asset Management Corporation

Securities Offered	Series A Convertible Preferred Stock, par value $0.01 per share

Conversion	Holders will have the right at any time and from time to time to convert each Series A Preferred Share into a number of shares of our common stock equal to the liquidation preference per Series A Preferred Share of $1,000 divided by the conversion price per share of the common stock. The initial conversion price is $1,250, subject to adjustment. For more information concerning conversion rights, see “Description of Series A Convertible Preferred Stock—Conversion.”

Mandatory Redemption	The Series A Convertible Preferred Stock will be subject to mandatory redemption on March 15, 2044, which we refer to as the mandatory redemption date, at a redemption price per share equal to the liquidation preference of $1,000 per share of Series A Convertible Preferred Stock. For more information concerning redemption of the Series A Preferred Shares on the mandatory redemption date, see “Description of Series A Convertible Preferred Stock—Redemption.”

Redemption at the Option of

the Company	Prior to the mandatory redemption date, we will have the right to redeem the Series A Preferred Shares, in whole, but not in part, on March 15, 2020 and on each successive five year anniversary of March 15, 2020. For more information concerning redemption of the Series A Preferred Shares at our option, see “Description of Series A Convertible Preferred Stock—Redemption.”

Redemption at the Option of Holders Prior to the mandatory redemption date, each holder of Series A Preferred Shares will have the right to require us to redeem its shares of Series A Preferred Shares, in whole but not in part, on March 15, 2020 and on each successive five year anniversary of March 15, 2020. For more information concerning redemption of the Series A Preferred Shares at the option of holders, see “Description of Series A Convertible Preferred Stock—Redemption.”

No Dividends	Holders of the Series A Preferred Shares will not be entitled to receive any dividends in respect of the Series A Preferred Shares.

Rights Upon Certain Change of Control Events or Liquidation	Upon the occurrence of certain change of control transactions or upon our dissolution or winding up, holders will be entitled to receive the amounts specified in this prospectus under “Description of Series A Convertible Preferred Stock—Rights Upon Liquidation.”

Ranking	The Series A Preferred Shares will rank, as to the distribution of assets upon liquidation, dissolution or winding-up:

•	on a parity with each class or series of our capital stock that ranks equally with the Series A Preferred Shares as to the distribution of assets upon our liquidation, dissolution or winding up; and

•	senior to our common stock and each other class or series of our capital stock that ranks junior to the Series A Preferred Shares as to the distribution of assets upon liquidation, dissolution or winding up.

No class or series of our shares of capital stock will be deemed to rank prior or senior to the Series A Preferred Shares as to distribution of assets upon liquidation, dissolution or winding up. For more information about the ranking of the Series A Preferred Shares, see “Description of Series A Convertible Preferred Stock—Ranking.”

Voting Rights	The holders of the Series A Preferred Shares do not have voting rights, except with respect to certain fundamental changes in the terms of the Series A Preferred Shares and except as specifically required by applicable law. For more information about voting rights, see “Description of Preferred Stock—Voting Rights.”

Preemptive Rights	None.

Trading	There is no public market for the Series A Preferred Shares, and we do not intend to list the Series A Preferred Shares on any national securities exchange or automated quotation system.

Use of Proceeds	We will not receive any proceeds from any sales from time to time of Series A Preferred Shares or common stock issued upon conversion thereof by any selling securityholder named in this prospectus or in any applicable supplement hereto. The proceeds from the sale of any securities under this prospectus are for the account of the selling securityholders.

Certain U.S. Tax Consequences	Certain U.S. federal tax consequences of purchasing, owning and disposing of the Series A Preferred Shares and any common stock received upon conversion are described under “Certain U.S. Federal Tax Consequences.” You should consult your tax advisor with respect to the U.S. federal tax consequences of owning our Series A Preferred Shares and common stock in light of your particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book-entry, Delivery and Form	The Series A Preferred Shares sold pursuant to this prospectus will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, which we refer to as “DTC.”

Registrar and Transfer Agent	American Stock Transfer & Trust Company.

Risk Factors	Investing in our Series A Preferred Shares and the common stock involves significant risks. See “Risk Factors” in this prospectus to read about factors you should consider before deciding to invest in our shares of Series A Preferred Shares and our common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors and the other information contained or incorporated by reference in this prospectus, including the information contained under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K.

Risks Relating to the Series A Preferred Shares

The Series A Preferred Shares is equity and is subordinate to all of our existing and future indebtedness; holders of the Series A Preferred Shares have no right to dividends.

Shares of the Series A Preferred Shares are equity interests in the Company and do not constitute indebtedness. As such, the Series A Preferred Shares will rank junior to all indebtedness of the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, the holders of the Series A Preferred Shares have no right to receive dividends thereon.

The market price of the Series A Preferred Shares will be directly affected by the market price of our common stock, which may be volatile.

To the extent that a secondary market for the Series A Preferred Shares develops, we believe that the market price of the Series A Preferred Shares will be significantly affected by the market price of our common stock. We cannot predict how the shares of our common stock will trade in the future. This may result in greater volatility in the market price of the Series A Preferred Shares than would be expected for nonconvertible preferred shares. The price at which our common stock trades has fluctuated, and may continue to fluctuate, significantly. The market price of our common stock may fluctuate in response to many things, including but not limited to:

•	variations in actual or anticipated results of our operations, liquidity or financial condition;

•	changes in, or the failure to meet, our financial estimates or those of securities analysts;

•	actions or announcements by our competitors or competitors of Residential or any of our other customers;

•	potential conflicts of interest, or the discontinuance of our strategic relationships with Residential, Altisource and Ocwen;

•	actual or percieved accounting problems;

•	pending or threatened litigation or regulatory actions;

•	lack of liquidity in the market for our common stock;

•	changes in the financial condition or stock price of Residential or of any other future clients;

•	changes in the market outlook for the real estate, mortgage or housing markets;

•	changes in interest rates that lead purchasers of our common stock to demand a higher yield;

•	speculation in the press or investment community;

•	general market, economic and political conditions, including an economic slowdown or dislocation in the global credit markets;

•	failure to maintain the listing of our common stock on the NYSE MKT;

•	failure of Residential to qualify or maintain its qualification as a REIT;

•	failure of Residential to maintain its exemption from registration under the Investment Company Act;

•	changes in accounting principles;

•	passage of legislation or other regulatory developments that adversely affect us or our industry; and

•	departure of our key personnel.

The market prices of securities of asset management service providers have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. These market fluctuations could result in extreme volatility in the market price of our common stock and, in turn, the market price of the Series A Preferred Shares.

Furthermore, our small size and different investment characteristics may not continue to appeal to our current investor base that may seek to dispose of large amounts of our common stock. There is no assurance that there will be sufficient buying interest to offset those sales, and, accordingly, the market price of our common stock, and, in turn, the price of the Series A Preferred Shares, could be depressed and/or experience periods of high volatility.

In addition, we expect that the market price of the Series A Preferred Shares will be influenced by yield and interest rates in the capital markets, our creditworthiness and the occurrence of events affecting us that do not require an adjustment to the conversion price.

There may be future sales of additional common stock or preferred stock or other dilution of our equity, which may adversely affect the market price of our common stock or the Series A Preferred Shares.

We are not restricted from issuing additional shares of common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock or preferred stock, including the Series A Preferred Shares, could decline as a result of sales of a large number of shares of common stock or preferred stock or similar securities in the market after this offering or the perception that such sales could occur.

Each Series A Preferred Share will be convertible at the option of the holder thereof at a conversion price of $1,250, subject to anti-dilution adjustments. The conversion of some or all of the Series A Preferred Shares will dilute the ownership interest of our existing common stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our common stock and the Series A Preferred Shares. In addition, the existence of our Series A Preferred Shares may encourage short selling or arbitrage trading activity by market participants because the conversion of our Series A Preferred Shares could depress the price of our equity securities.

The Series A Preferred Shares may be junior in rights and preferences to our future preferred stock.

While the certificate of designations prohibits us from issuing shares of capital stock that would rank senior to the Series A Preferred Shares, the certificate of designations may be amended in manner that materially and adversely affects the voting powers, rights or preferences of the Series A Preferred Shares by the affirmative vote of a majority of the votes entitled to vote with respect to such amendment. See “Description of Series A Convertible Preferred Stock—Voting Rights.” If the certificate of designations were to be amended in such a manner so as to permit the issuance of shares of capital stock that would rank senior to the Series A Preferred Shares, the issuance of preferred stock in the future the terms of which are expressly senior to the Series A Preferred Shares could have an adverse effect on the market price of the Series A Preferred Shares.

The issuance of additional preferred stock could adversely affect holders of common stock, which may negatively impact your investment.

Our board of directors is authorized to cause us to issue additional classes or series of preferred shares without any action on the part of the stockholders. The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred shares that may be issued, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding-up of our business and other terms. If we issue preferred shares in the future that have a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding-up, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected. As noted above, a decline in the market price of our common stock may negatively impact the market price for the Series A Preferred Shares.

Holders of the Series A Preferred Shares as such will have no rights as holders of common stock until they convert their Series A Preferred Shares

Prior to the conversion of your Series A Preferred Shares into common stock, you will have no rights with respect to the common stock, including voting rights (except as described under “Description of Series A Convertible Preferred Stock—Voting Rights”), rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, but your investment in the Series A Preferred Shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the applicable Holder Conversion Election Date as described under “Description of Series A Convertible Preferred Stock—Conversion.” For example, in the event that an amendment is proposed to our Articles of Incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock that may occur as a result of such amendment.

Holders of the Series A Preferred Shares will have limited voting rights.

Holders of the Series A Preferred Shares will have no voting rights except with respect to certain fundamental changes in the terms of the Series A Preferred Shares and certain other matters that may be required by our Articles of Incorporation and except as may be required by applicable law. See “Description of Series A Convertible Preferred Stock—Voting Rights.”

The Series A Preferred Shares will be subject to redemption at our option prior to the mandatory redemption date.

The Series A Preferred Shares will be subject to mandatory redemption on the mandatory redemption date. Prior to the mandatory redemption date, we will have the right to redeem the Series A Preferred Shares, in whole, but not in part, on March 15, 2020 and on each successive five year anniversary of March 15, 2020. Our redemption prior to the time you convert your shares of Series A Preferred Stock into common stock would adversely affect your right to obtain common stock at a time when it would be advantageous for you to do so, based on the then-current conversion ratio. For more information concerning redemption of the Series A Preferred Shares at our option, see “Description of Series A Convertible Preferred Stock—Redemption.”

An active trading market for the Series A Preferred Shares may not develop.

There is no public market for the Series A Preferred Shares, and we do not intend to list the Series A Preferred Shares on any national securities exchange or automated quotation system. There can be no assurance that an active trading market for the Series A Preferred Shares will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Series A Preferred Shares may be adversely affected.

The Series A Preferred Shares will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding-up.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Series A Preferred Shares only after all of our liabilities have been paid. In addition, the Series A Preferred Shares will rank in parity with any other series of preferred stock that we may issue the terms of which provide that such preferred stock ranks equally with the Series A Preferred Shares and will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of the subsidiaries held by entities or persons other than us or entities owned or controlled by us. Our right to participate in any distribution of the assets of our subsidiaries upon any liquidation, reorganization, receivership or conservatorship of any subsidiary (and thus your ability as a holder of the Series A Preferred Shares to benefit indirectly from such distribution) will rank junior to the prior claims of that subsidiary’s creditors and equity holders (other than holders of common stock). As of March 31, 2014, we had total consolidated liabilities of approximately $712.0 million. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Series A Preferred Shares then outstanding.

The conversion price applicable to the Series A Preferred Shares may not be adjusted for all dilutive events that may adversely affect the market price of the Series A Preferred Shares or the common stock issuable upon conversion of the Series A Preferred Shares.

The number of shares of our common stock that you are entitled to receive upon conversion of a Series A Preferred Share is subject to adjustment for certain events arising from increases in share splits and combinations, issuances of rights, options or warrants, distribution of shares of capital stock, evidences of indebtedness, other assets or property, cash dividends or distributions, or certain sales of shares of common stock of the Company. See “Description of Series A Convertible Preferred Stock—Conversion Price Adjustments.” We will not adjust the conversion price for other events. There can be no assurance that an event that adversely affects the value of the Series A Preferred Shares, but does not result in an adjustment to the conversion price, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Series A Preferred Shares. In addition, we are not restricted from offering common stock in the future or engaging in other transactions that could dilute our common stock.

A change in control with respect to us may not constitute a “Liquidation” for purposes of the Series A Preferred Shares

The Series A Preferred Shares contains no covenants or other provisions to afford protection to you in the event of a change in control with respect to us, except to the extent that any such event would constitute a “Liquidation” described under “Description of Series A Preferred Shares—Rights Upon Liquidation.” However, the terms of such protections are limited and may not include every change-in-control event that might cause the market price of the Series A Preferred Shares to decline. As a result, your rights under the Series A Preferred Shares may not preserve the value of the Series A Preferred Shares in the event of a change in control with respect to us. In addition, any change in control with respect to us may negatively affect the liquidity, value or volatility of our common stock, negatively impacting the value of the Series A Preferred Shares.

In addition, even if a change of control event were to constitute a “Liquidation” for purposes of the Series A Preferred Shares, the amounts that holders will be entitled to receive upon such Liquidation may not adequately compensate holders for the loss that may arise as a result of such transaction.

Regulatory actions may adversely affect the trading price and liquidity of the Series A Preferred Shares.

Investors in, and potential purchasers of, the Series A Preferred Shares who employ, or seek to employ, a convertible arbitrage strategy with respect to the Series A Preferred Shares may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Series A Preferred Shares to conduct a convertible arbitrage strategy with respect to the Series A Preferred Shares. This could, in turn, adversely affect the trading price and liquidity of the Series A Preferred Shares.

U.S. Persons may have to pay taxes with respect to constructive distributions that they do not receive.

The Conversion Price of our Series A Preferred Shares will be adjusted in certain circumstances. See “Conversion — Conversion Price Adjustments” in this prospectus. For U.S. federal income tax purposes, adjustments to the Conversion Price, or failures to make certain adjustments, that have the effect of increasing your proportionate interest in our assets or earnings and profits may result in a deemed distribution to you. For example, an increase in the Conversion Price to reflect a taxable dividend to holders of common shares in excess of the dividend threshold amount will generally give rise to a taxable constructive dividend to the holders of our Series A Preferred Shares to the extent made out of our current and accumulated earnings and profits. Such deemed distribution will be taxable to you, even though you do not actually receive a distribution. See “Certain U.S. Federal Tax Consequences” in this prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from any sales of Series A Preferred Shares or common stock from time to time by any selling securityholder named in this prospectus or in a prospectus supplement. The proceeds from the offering are solely for the account of the selling securityholders. We have agreed, however, to pay certain expenses relating to the registration of the shares of the Series A Preferred Shares and the common stock under applicable securities laws.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The table below indicates our ratio of earnings to fixed charges and preferred stock dividends for the periods indicated. Currently, other than the Series A Preferred Shares, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of combined fixed charges and preferred stock dividends to earnings is not different from the ratio of earnings to fixed charges. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges include interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Three Months Ended March 31, 2014	Year Ended December 31, 2013	March 15, 2012 (inception) to December 31, 2012
Ratio of earnings to fixed charges and preferred stock dividends	9.66x	8.48x	N/A(1)

(1)	During the period of March 15, 2012 (inception) to December 31, 2012, we had no fixed charges.

DIVIDEND POLICY

We will pay dividends at the sole and absolute discretion of our Board of Directors in light of conditions then existing including our earnings, financial condition, liquidity, capital requirements, the availability of capital, general overall economic conditions and other factors. We paid no dividends from inception to the date of this prospectus.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the selling securityholders and the Series A Preferred Shares and common stock into which the Series A Preferred Shares may be converted, beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the following selling securityholders to us in a questionnaire and is as of the date specified by the securityholders in those questionnaires. The percentage of Series A Preferred Shares outstanding and beneficially owned by each selling security holder is based on 250,000 shares of Series A Preferred Shares outstanding.

The number of shares of common stock issuable upon conversion of the Series A Preferred Shares shown in the table below assumes conversion of the full amount of Series A Preferred Shares held by each selling securityholder based on the initial conversion price of $1,250 per share of common stock, taking into account a cash payment in lieu of any fractional shares. This conversion price is subject to adjustment in certain events. Accordingly, the number of shares of common stock may increase or decrease from time to time. Information concerning other selling securityholders will be set forth in prospectus supplements from time to time, if required. The number of shares of common stock owned by the other selling security holders or any future transferee from any such holder assumes that they do not beneficially own any common stock other than the common stock into which the Series A Preferred Shares is convertible.

	Number of Shares of Series A Preferred Shares Beneficially Owned(1)		Shares of Common Stock Issuable Upon Conversion(2)			Shares of Common Stock to be Beneficially Owned After Offering(3)
Name of Selling Securityholder	Number	Percentage	Number	Percentage(4)		Number	Percentage(4)
Luxor Capital Partners, LP(5)	52,808	21.12%	42,246	1.9%		81,581	3.6%
Luxor Capital Partners Offshore Master Fund, LP (5)	75,810	30.32%	60,648	2.7%		94,804	4.2%
Luxor Wavefront, LP(5)	15,268	6.10%	12,214	*	%	22,539	1.0%
OC 19 Master Fund, L.P. – LCG(5)	6,114	2.45%	4,891	*	%	7,956	* %
Putnam Equity Spectrum Fund(6)	50,000	20%	40,000	1.8%		0	0%
Putnam Capital Spectrum Fund(6)	31,800	12.72%	25,440	1.1%		0	0%
Bay Pond Partners, L.P.(7)	9,100	3.64%	7,280	*	%	0	0%
Bay Pond Investors (Bermuda) L.P.(7)	6,600	2.64%	5,280	*	%	0	0%
Ithan Creek Master Investors (Cayman) L.P.(7)	2,500	1%	2,000	*	%	0	0%

*	Less than 1%.
(1)	Because certain of the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their Series A Preferred Shares in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information presented in this table, this prospectus may not reflect the exact number of shares of Series A Preferred Shares held by each selling securityholder on the date of this prospectus. The maximum number of shares of Series A Preferred Shares may be sold pursuant to this prospectus will not exceed 250,000.
(2)	Assumes no adjustments to the conversion price pursuant. See “Description of Series A Convertible Preferred Stock - Conversion - Conversion Price Adjustment.”
(3)

We do not know when or in what amounts the selling securityholders may offer shares of Series A Preferred Shares or shares of common stock for sale. The selling securityholders might not sell any or all of the Series A Preferred Shares or shares offered by this prospectus. Because the selling securityholders may offer any amount of the Series A Preferred Shares or shares of common stock pursuant to this offering, we cannot estimate the number of the Series A Preferred Shares or shares of common stock offered hereby that will be held by the selling securityholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of Series A Preferred Shares or shares of common stock covered by this prospectus will be held by the selling securityholders. We have also assumed that the selling securityholders will not sell any shares of common stock currently held by them and not covered by this prospectus. Accordingly, we have assumed, for each selling securityholder, that (A) the number of shares of common stock to be beneficially owned by such selling securityholder after the offering, and the corresponding percentage of our outstanding common stock so owned, will equal the number of shares of our common stock owned by such selling securityholder prior to the offering and (B) the number of shares of our common stock currently beneficially owned by such selling securityholder, and the corresponding percentage of our outstanding common stock so owned, equals the sum of the shares of our common stock to be beneficially owned by such selling securityholder after the offering and the shares of common stock issuable upon conversion of the Series A Preferred Shares.
(4)	Calculated based on 2,241,481 shares of our common stock outstanding as of May 12, 2014. In calculating this amount for each holder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of that holder’s Series A Preferred Shares, but we did not assume conversion of any other holder’s Series A Preferred Shares.
(5)	Luxor Capital Partners, LP (the “Onshore Fund”), Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), Luxor Capital Partners Offshore, Ltd. (the “Offshore Feeder Fund”), Luxor Wavefront, LP (the “Wavefront Fund”) and OC 19 Master Fund, L.P. – LCG (“OC 19”) are affiliates of LCG Holdings, LLC (“LCG Holdings”), Luxor Capital Group, LP (“Luxor Capital Group”), Luxor Management, LLC (“Luxor Management”) and Christian Leone. Based on Schedule 13D filed on April 30, 2014 (the “Schedule 13D”), the Offshore Master Fund is a subsidiary of the Offshore Feeder Fund. LCG Holdings is the general partner of the Onshore Fund, the Wavefront Fund and the Offshore Master Fund. Luxor Capital Group acts as the investment manager of the Onshore Fund, the Wavefront Fund, the Offshore Feeder Fund and the Offshore Master Fund (collectively, the “Funds”) and to OC 19. Luxor Management is the general partner of Luxor Capital Group. Mr. Leone is the managing member of Luxor Management. Mr. Leone is the managing member of LCG Holdings. By virtue of these relationships, LCG Holdings may be deemed to have voting and dispositive power with respect to the shares of Common Stock owned directly by the Onshore Fund, the Wavefront Fund and the Offshore Master Fund. By virtue of these relationships, each of Luxor Capital Group, Luxor Management and Mr. Leone may be deemed to have voting and dispositive power with respect to the shares of Common Stock beneficially owned by the Funds and OC 19. As of the date of the Schedule 13D, the Onshore Fund directly owned 81,581 shares of Common Stock, the Wavefront Fund directly owned 22,539 shares of Common Stock; the Offshore Master Fund directly owned 94,804 shares of Common Stock. The Offshore Feeder Fund, as the owner of a controlling interest in the Offshore Master Fund, may be deemed to have beneficially owned the shares of Common Stock owned directly by the Offshore Master Fund. LCG Holdings, as the general partner of the Onshore Fund, the Wavefront Fund and the Offshore Master Fund may be deemed to have beneficially owned the 198,924 shares of Common Stock owned directly by the Onshore Fund, the Wavefront Fund and the Offshore Master Fund, Luxor Capital Group, as the investment manager of the Funds, may be deemed to have beneficially owned the 198,924 shares of Common Stock beneficially owned by the Funds and an additional 7,956 shares of Common Stock held in OC 19, Luxor Management, as the general partner of Luxor Capital Group, may be deemed to have beneficially owned the 206,880 shares of Common Stock beneficially owned by Luxor Capital Group, and Mr. Leone, as the managing member of Luxor Management, may be deemed to have beneficially owned the 206,880 shares of Common Stock beneficially owned by Luxor Management. The business address of each of the Onshore Fund, the Wavefront Fund, Luxor Capital Group, Luxor Management, LCG Holdings and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, NY 10036. The business address of each of the Offshore Master Fund and the Offshore Feeder Fund is c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands
(6)	The Series A Preferred Shares held by each of Putnam Equity Spectrum Fund, a series of Putnam Funds Trust, and Putnam Capital Spectrum Fund, a series of Putnam Funds Trust are registered in the name of Cargolamp & Co. Putnam Investment Management, LLC (“Putnam Management”) acts as manager of each of Putnam Equity Spectrum Fund, a series of Putnam Funds Trust, and Putnam Capital Spectrum Fund, a series of Putnam Funds Trust. Putnam Management is an affiliate of Putnam Retail Management, LP, a broker-dealer. The address of Putnam Management is One Post Office Square, Boston, MA 02109.

(7)	Wellington Management Company LLP (“Wellington Management”) acts as investment adviser of each of Bay Pond Partners, L.P., Bay Pond Investors (Bermuda) L.P. and Ithan Creek Master Investors (Cayman) L.P. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940 and, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Wellington Management is an affiliate of Wellington Management Advisers, Inc., a broker-dealer. The address of Wellington Management is 280 Congress Street, Boston, Massachusetts 02110.

The selling securityholders have not held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years, except that Nathaniel Redleaf, an employee of Luxor Capital Group, LP, has been nominated for election to our Board of Directors at our next annual meeting of stockholders to be held on June 11, 2014.

DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK

This prospectus summarizes the terms and provisions of the Series A Preferred Shares. The terms of the Series A Preferred Shares include those stated in a certificate of designations, which has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent provisions of our Amended and Restated Articles of Incorporation (as amended from time to time, our “Articles of Incorporation”), including the certificate of designations for the Series A Preferred Shares. You should read our Articles of Incorporation, including the certificate of designations, for the provisions that are important to you.

As used in this section, unless otherwise expressly stated or the context requires, the terms “the Corporation,” “our,” “us,” or “we” refer to Altisource Asset Management Corporation only and not to any of its subsidiaries. For definitions of other terms used in this description of the Series A Preferred Shares, please refer to “—Definitions” below.

General

Our Articles of Incorporation authorize the issuance by the Corporation, in one or more series, of up to 1,000,000 shares of preferred stock, par value $0.01 per share. The Series A Preferred Shares constitutes a single series of our preferred stock, consisting of 250,000 shares, par value $0.01 per share, having a liquidation preference of $1,000 per share. The holders of the Preferred Stock will have no preemptive rights. All of the shares of the Series A Preferred Shares have been validly issued and fully paid and are non-assessable.

As of the date of this prospectus, we are authorized to issue up to 5,000,000 shares of our common stock, par value $.01 per share. As of March 31, 2014, 2,353,963 shares of our common stock were issued and outstanding.

Dividends

The holders of Series A Preferred Shares will have no right to receive dividends thereon.

Rights Upon Liquidation

For definitions of capitalized terms used in this subsection “—Rights Upon Liquidation,” please refer to “—Definitions” below.

In the event of any Liquidation (other than a Liquidation arising as a result of the occurrence of a Change in Control pursuant to which a holder will have exercised its Continuation Right set forth below), before any payment or distribution of the assets of the Corporation (whether capital or surplus) will be made to or set apart for payment to the holders of Junior Shares, the holders of Series A Preferred Shares will be entitled to receive an amount in cash equal to the greater of:

(i)	$1,000 per Series A Preferred Share (the “Liquidation Preference”) plus the aggregate amount of cash that such holder would have received had it owned a number of Common Shares equal to the Liquidation Preference per Series A Preferred Share divided by the Conversion Price in effect on each ex-dividend date with respect to the payment of cash dividends (exclusive of any adjustments to such Conversion Price pursuant to the provisions of subparagraph (iv) set forth below under the caption “—Conversion—Conversion Price Adjustment”) from the Issue Date through such Liquidation; and

(ii)	an amount per Series A Preferred Share equal to

(x)	the number of Common Shares of the Corporation issuable upon conversion of such Series A Preferred Share at the Conversion Price in effect immediately prior to such Liquidation

- multiplied by -

(y)	the Stock Price for such Liquidation.

Until the holders of the Series A Preferred Shares have been paid the amount specified in the first sentence of this paragraph in full, no payment will be made to any holder of Junior Shares upon Liquidation. If, upon any such Liquidation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Shares will be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares (as such term is defined below under the caption “—Ranking,” then such assets, or the proceeds thereof, will be distributed among the holders of such Series A Preferred Shares and such other Parity Shares ratably in accordance with the amounts that would be payable on such Series A Preferred Shares and such other Parity Shares if all amounts payable thereon were paid in full.

In connection with a Merger Liquidation (as defined below), each holder of Series A Preferred Shares will have the right (a “Continuation Right”) to elect, by delivering written notice to the Corporation not less than ten (10) Business Days prior to the Merger Liquidation, to require the Corporation to make provision for the Series A Preferred Shares to be assumed by the surviving entity as described under “—Conversion—Reorganization Events” below); provided, however, notwithstanding the election by any of the holders of the Series A Preferred Shares of the Continuation Right, the Corporation will have the right, in connection with any Merger Liquidation, to elect, by delivering written notice to the holders of Series A Preferred Shares at any time prior to the Merger Liquidation, to redeem any or all of the outstanding Series A Preferred Shares for an amount per Series A Preferred Share equal to the amount specified in the preceding paragraph. A “Merger Liquidation” will be a Liquidation occurring as a result of a Change in Control described in clause (x) of the definition of the term Change in Control (after giving effect to any exceptions to or exclusions from such definition) that also constitutes a Transaction, as defined below under the caption “—Conversion—Reorganization Events.”

Upon a merger or consolidation of the Corporation with one or more entities that are affiliates of the Corporation, the Corporation will make provision for the Series A Preferred Shares to be assumed by the surviving entity as described under the caption “—Conversion—Reorganization Events.”

Notice of any Liquidation will be given by mail, postage prepaid, not less than 30 days prior to the distribution or payment date stated therein, to each holder of record of Series A Preferred Shares appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice will state a distribution or payment date, the amount to be paid and the place where such amount will be distributable or payable.

After the payment in cash to the holders of Series A Preferred Shares of the full amount specified above with respect to outstanding Series A Preferred Shares, the holders of outstanding Series A Preferred Shares will have no right or claim, based on their ownership of Series A Preferred Shares, to any of the remaining assets of the Corporation. Subject to the rights of the holders of any Parity Shares, upon any Liquidation of the Corporation, after payment will have been made in full to the holders of Series A Preferred Shares and any Parity Shares, as described in this “—Rights Upon Liquidation,” any other series or class or classes of Junior Shares will, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares and any Parity Shares will not be entitled to share therein.

Redemption

Redemption at the Option of the Corporation

The Corporation, at its option, will have the right to redeem all of the Series A Preferred Shares by providing written notice to each holder within fifteen (15) Business Days (but not more than thirty (30) Business Days) prior to a Redemption Date of its intent to redeem the Series A Preferred Shares on such Redemption Date (each, a “Corporation Redemption Notice”) which will specify the date set for such redemption, which date will be no more than thirty (30) days after the Corporation Redemption Notice (the “Corporation Redemption Date”). The Corporation will redeem for cash on the Corporation Redemption Date, out of funds legally available therefor, all, but not less than all, of the outstanding Series A Preferred Shares held by such holder at an amount equal to the Redemption Price.

Redemption at the Option of Holders

Each holder, at its option, will have the right, in its sole discretion, to require the Corporation to redeem all of its outstanding Series A Preferred Shares by providing written notice to the Corporation within fifteen (15) Business Days (but not more than thirty (30) Business Days) prior to a Redemption Date of its intent to cause the Corporation to redeem such holder’s Series A Preferred Shares on such Redemption Date (each, a “Holder Redemption Notice”). Such notice will specify (i) the name of the holder delivering such Holder Redemption Notice and (ii) that such holder is exercising its option to require the Corporation to redeem shares of Series A Preferred Shares held by such holder. The Corporation will, within fifteen (15) Business Days of receipt of such Holder Redemption Notice, deliver to the holder exercising its rights to require redemption of the Series A Preferred Shares a notice specifying the date set for such redemption, which date will be no more than thirty (30) Business Days after the Holder Redemption Notice (the “Holder Redemption Date”). The Corporation will redeem for cash on the Holder Redemption Date, out of funds legally available therefor, all, but not less than all, of the outstanding Series A Preferred Shares held by such holder at an amount equal to the Redemption Price.

Redemption on the Mandatory Redemption Date

The Corporation will redeem for cash on the Mandatory Redemption Date, out of funds legally available therefor, all, but not less than all, of the outstanding Series A Preferred Shares held by all holders at an amount equal to the Redemption Price.

General

In the case of any redemption, unless the Corporation defaults in the payment in full of the Redemption Price, all rights of the holders of the shares of Series A Preferred Shares subject to such redemption by reason of their ownership of such shares will cease on such Redemption Date, except the right to receive the Redemption Price on surrender to the Corporation of the certificates representing such Series A Preferred Shares. After the applicable Redemption Date, the Series A Preferred Shares will not be deemed to be outstanding and will not be transferable on the books of the Corporation, except to the Corporation.

Any Series A Preferred Shares redeemed by the Corporation will be canceled and will have the status of authorized and unissued preferred stock, without designation as to series.

Conversion

Subject to the terms and conditions specified in the certificate of designations as described below, the holders of Series A Preferred Shares will, at any time and from time to time, have the right, at their option (the “Optional Conversion Right”), to require the Corporation to convert some or all of their Series A Preferred Shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Shares by the Conversion Price then in effect (each, an “Optional Conversion”).

In order to exercise the Optional Conversion Right, the holder of Series A Preferred Shares will be required to send a written notice to the Corporation (the “Holder Conversion Election Notice”) stating that the holder thereof has elected to convert Series A Preferred Shares (the date of such written notice, the “Holder Conversion Election Date”). The Holder Conversion Election Notice will also state the number of Series A Preferred Shares such holder wishes to convert and the number of Common Shares to be issued by the Corporation to such holder pursuant to the Optional Conversion. The holder of Series A Preferred Shares will include with the Holder Conversion Election Notice, the certificate or certificates representing the Series A Preferred Shares to be converted duly endorsed or assigned to the Corporation or in blank.

As promptly as practicable, but in no event later that fifteen (15) Business Days, following receipt of a Holder Conversion Election Notice and the certificate or certificates representing the Series A Preferred Shares to be converted, the Corporation will (or cause a transfer agent for the Common Shares to) issue and will deliver, a certificate or certificates for the number of full Common Shares issuable upon such Optional Conversion, together with payment in lieu of any fraction of a share, as provided below, to the Person or Persons entitled to receive the same. If fewer than all the Series A Preferred Shares represented by a certificate are converted pursuant to a Holder Conversion Election Notice, upon such conversion the Corporation will (or cause a transfer agent for the Series A Preferred Shares to) also issue and deliver to the holder of Series A Preferred Shares a new certificate representing the Series A Preferred Shares not so converted.

Unless the Common Shares issuable on an Optional Conversion are to be issued in the same name as the name in which such Series A Preferred Shares are registered, each share surrendered for conversion will be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

Each Optional Conversion will be deemed to have been effected immediately prior to the close of business on the Holder Conversion Election Date and the Person or Persons in whose name or names any Common Shares will be issuable upon such conversion will be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion will be on such date unless the stock transfer books of the Corporation will be closed on that date, in which event such Person or Persons will be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open.

No fractional shares or scrip representing fractions of Common Shares will be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Corporation will pay to the holder of such Series A Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Holder Conversion Election Date. If more than one Series A Preferred Share will be converted at one time by the same holder, the number of full Common Shares issuable upon conversion thereof will be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

The Corporation will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted. For purposes of this paragraph, the number of Common Shares that will be deliverable upon the conversion of all outstanding shares of Series A Preferred Shares will be computed as if at the time of computation all such outstanding shares were held by a single holder.

Any Common Shares issued upon conversion of the Series A Preferred Shares will be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series A Preferred Shares, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price. The Corporation will endeavor to list the Common Shares required to be delivered upon conversion of the Series A Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Corporation will not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted, and no such issue or delivery will be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Conversion Price Adjustments

The Conversion Price applicable to the Series A Preferred Shares will be adjusted as described below.

(i)	If the Corporation exclusively issues Common Shares as a dividend or distribution on all the Common Shares, or if the Corporation effects a share split or share combination, the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0	×	OS0
OS1

where,

CP0 =	the Conversion Price in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CP1 =	the Conversion Price in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =	the number of the Corporation’s Common Shares outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of the Corporation’s Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this subparagraph (i) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this subparagraph (i) is declared but not so paid or made, the Conversion Price will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(ii)	If the Corporation issues to all holders of the Common Shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase Common Shares, at a price per share less than the Current Market Price as of the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Price will be decreased based on the following formula:

CP1	=	CP0	×	OS0 + Y
OS0 + X

where,

CP0 =	the Conversion Price in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CP1 =	the Conversion Price in effect immediately after the open of business on such ex-dividend date;

OS0 =	the number of Common Shares outstanding immediately prior to the open of business on such ex-dividend date;

X =	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y =	the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any decrease in the Conversion Price made pursuant to this subparagraph (ii) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are not delivered upon the expiration of such rights, options or warrants, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Shares actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Price will be increased to be the Conversion Price that would then be in effect if such ex-dividend date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at a price per share less than such Current Market Price as of the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Common Shares, there will be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii)	If the Corporation distributes shares of its capital stock, evidences of its indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities, to all holders of the Common Shares, excluding:

(x)	dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to subparagraphs (i) and (ii);

(y)	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to subparagraph (iv); and

(z)	Spin-Offs as to which the provisions set forth below in this subparagraph (iii) will apply;

then the Conversion Price will be decreased based on the following formula:

CP1	=	CP0	×	SP0 - FMV
SP0

where,

CP0 =	the Conversion Price in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the Conversion Price in effect immediately after the open of business on such ex-dividend date;

SP0 =	the Current Market Price of the Common Shares as of the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of the Corporation or rights, options or warrants to acquire the Corporation’s capital stock or other securities distributed with respect to each outstanding Common Share on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder will receive, in respect of each Series A Preferred Share it holds, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of the Corporation’s capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire the Corporation’s capital stock or other securities that such holder would have received as if such holder owned a number of Common Shares equal to the Liquidation Preference per Series A Preference Share divided by the Conversion Price in effect on the ex-dividend date for the distribution.

Any decrease in the Conversion Price made under the preceding paragraph of this subparagraph (iii) will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the Conversion Price will be increased to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this subparagraph (iii) where there has been a payment of a dividend or other distribution on the Common Shares of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary of the Corporation or other business unit of the Corporation, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange (a “Spin-Off”), the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0	×	MP0
FMV0 + MP0

where,

CP0 =	the Conversion Price in effect immediately prior to the open of business on the ex-dividend date for such Spin-Off;

CP1 =	the Conversion Price in effect immediately after the open of business on the ex-dividend date for such Spin-Off;

FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Current Prices of the Common Shares over the Valuation Period.

The adjustment to the applicable Conversion Price under the preceding paragraph of this subparagraph (iii) will be made immediately after the open of business on the day after the last Trading Day of the Valuation Period, but will be given effect as of the open of business on the ex-dividend date for the Spin-Off. For purposes of determining the applicable Conversion Price, in respect of any conversion during the 10 Trading Days commencing on the ex-dividend date for any Spin-Off, references within the portion of this subparagraph (iii) related to “Spin-Offs” to 10 Trading Days will be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the ex-dividend date for such Spin-Off to, and including, the relevant date of conversion.

The occurrence of a distribution or the occurrence of any other event as a result of which holders of Series A Preferred Shares will not be entitled to receive rights, including exchange rights (the “Rights”), pursuant to any stockholders protective rights agreement (the “Agreement”) that may be adopted by the Corporation as if such holders had converted such shares into Common Shares immediately prior to the occurrence of such distribution or event will not be deemed a distribution of Securities for the purposes of any Conversion Price adjustment pursuant to this subparagraph (iii) or otherwise give rise to any Conversion Price adjustment described herein; provided, however, that in lieu of any adjustment to the Conversion Price as a result of any such a distribution or occurrence, the Corporation will make provision so that Rights, to the extent issuable at the time of conversion of any Series A Preferred Shares into Common Shares, will issue and attach to such Common Shares then issued upon conversion in the amount and manner and to the extent and as provided in the Agreement in respect of issuances at the time of Common Shares other than upon conversion.

(iv)	If any cash dividend or distribution is made to all holders of Common Shares, the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0	×	(SP0 - C	)
SP0

where,

CP0 =	the Conversion Price in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CP1 =	the Conversion Price in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the Market Price of the Common Shares on the Trading Day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per share that the Corporation distributes to holders of Common Shares.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease to the Conversion Price, each holder will receive, for each Series A Preferred Share it holds, at the same time and upon the same terms as holders of Common Shares, the amount of cash that such holder would have received if such holder had owned a number of Common Shares equal to the Liquidation Preference per Series A Preferred Share divided by the Conversion Price in effect on the ex-dividend date for such cash dividend or distribution.

Any decrease in the Conversion Price pursuant to this subparagraph (iv) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Price will be increased to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v)	If, at any time or from time to time after the Issue Date, the Corporation issues or sells any Common Shares (other than in connection with any underwritten public offering and other than issuances to unaffiliated third parties for a business combination on an arm’s-length basis) (“Additional Shares”) for a cash consideration per share that is less than the Current Market Price on the Trading Day immediately preceding the earlier of the issuance or sale, or public announcement of the issuance or sale, of such Additional Shares, then the Conversion Price will be reduced in accordance with the following formula:

CP1	=	CP0	×	(OS0 x AP) + AC
(OS0 +AS) x AP

where,

CP1 =	the Conversion Price in effect at the close of business on the date of such issuance or sale of the Additional Shares;

CP0 =	the Conversion Price in effect immediately prior to the close of business on the date of such issuance or sale;

OS0 =	the number of Common Shares outstanding immediately prior to such issuance or sale;

AP =	the Current Market Price on the Trading Day preceding the earlier of the issuance or sale or public announcement of the issuance or sale of such Additional Shares;

AC =	the aggregate cash consideration receivable by the Corporation for the total number of Common Shares so issued or sold; and

AS =	the number of Additional Shares issued or sold.

An adjustment made pursuant to this subparagraph (v) will be made on the next Business Day following the date on which any such issuance or sale is made and will be effective retroactively to the close of business on the date of such issuance or sale.

No adjustment in the Conversion Price will be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of the foregoing are not required to be made will be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment will be required and made in accordance with the provisions described under this “—Conversion Price Adjustments” (other than deferred adjustments as described in this paragraph) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares.

Notwithstanding any other provisions of the certificate of designations described in this “—Conversion Price Adjustments,” the Corporation will not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan.

All calculations described in this “—Conversion Price Adjustments” will be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

Notwithstanding anything to the contrary described above or set forth in the certificate of designations, the Corporation will be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph, as it in its discretion will determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) made by the Corporation to its stockholders after the Issue Date will not be taxable.

Whenever the Conversion Price is adjusted as described above, the Corporation will promptly prepare and deliver to the holders of the Series A Preferred Shares a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Corporation will mail such notice and such certificate to the holders of each Series A Preferred Share at such holder’s last address as shown on the stock records of the Corporation.

In any case in which the provisions described above provides that an adjustment will become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction as described above.

There will be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in the certificate of designations as described above. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one of the subparagraphs enumerated in subparagraphs (i) through (v) above, only one adjustment will be made, and such adjustment will be the amount of adjustment that has the highest absolute value.

If the Corporation takes any action affecting the Common Shares, other than action described in herein, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

Reorganization Events

If the Corporation becomes party to any transaction, including without limitation a merger, consolidation, statutory share exchange, self-tender offer for all or substantially all Common Shares outstanding, sale of all or substantially all of the Corporation’s assets or recapitalization of the Common Shares (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share that is not redeemed or converted into the right to receive stock, securities or other property in connection with such Transaction will thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election will not have been exercised (“Non-Electing Share”), then for the purpose of this paragraph the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share will be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).

The Corporation will not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph, and it will not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares that will contain provisions enabling the holders of the Series A Preferred Shares that remain outstanding after such Transaction to convert their Series A Preferred Shares into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph will similarly apply to successive Transactions.

Notice of Certain Events

If:

(i)	the Corporation declares a dividend (or any other distribution) on the Common Shares (other than in cash out of assets, based on a fair valuation of assets, in excess of the sum of the liabilities of the Corporation and the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution); or

(ii)	the Corporation grants to the holders of the Common Shares rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants (other than Rights to which the last paragraph of subparagraph (iii) set forth under “—Conversion Price Adjustments” above applies); or

(iii)	there will occur any reclassification of the Common Shares (other than an event to which subparagraph (i) set forth under “—Conversion Price Adjustments” applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self-tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any stockholders of the Corporation is required; or

(iv)	there will occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation will cause to be prepared and delivered to the holders of the Series A Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, self-tender offer, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record will be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, self-tender offer, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein will not affect the legality or validity of the proceedings described herein.

Ownership Limits; Exchange Cap

Notwithstanding any other provisions of the certificate of designations or the Articles of Incorporation, in no event will any holder of Series A Preferred Shares be allowed to accept an aggregate number of Common Shares (taking into account Common Shares obtained upon conversion of the Series A Preferred Shares or otherwise) that, when taken together with the Common Shares of the Corporation beneficially owned by such holder and any affiliates of such holder, collectively exceeds 9.9% of the Common Shares of the Corporation outstanding on the Trading Day immediately preceding the Holder Conversion Election Date (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like). Each holder of Series A Preferred Shares, on one hand, and the Corporation, on the other hand, agree that this provision is for the benefit of the holder of Series A Preferred Shares and may be waived by such holder of Series A Preferred Shares on 65 days’ notice to the Corporation.

In no event will the aggregate number Common Shares issued upon conversion of the Series A Preferred Shares exceed 19.9% of the number of Common Shares outstanding on the Trading Day immediately preceding the date of the Purchase Agreement (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like) (the “19.9% Share Cap”), unless the issuance of Common Shares in excess of the 19.9% Share Cap is duly approved in advance by the holders of Common Shares in accordance with Section 713 of the NYSE MKT Rules.

Voting

Except as otherwise set forth herein or otherwise required by applicable law, the Series A Preferred Shares will not have any voting rights and powers, and the consent of the holders thereof will not be required for the taking of any corporate action.

So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by the Articles of Incorporation, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of Series A Preferred Shares, and at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation, including the terms of the Series A Preferred Shares, that materially and adversely affects the voting powers, rights or preferences of the Series A Preferred Shares.

For purposes of the foregoing, each Series A Preferred Share will have one (1) vote per share.

Ranking

Any class or series of shares of capital stock of the Corporation will be deemed to rank:

(a)	on a parity with the Series A Preferred Shares as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation preferences per share thereof be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred Shares will be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(b)	junior to the Series A Preferred Shares as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series will be Common Shares or otherwise expressly designated as ranking junior to the Series A Preferred Shares (“Junior Shares”).

No class or series of shares of capital stock of the Corporation will be deemed to rank prior or senior to the Series A Preferred Shares as to distribution of assets upon liquidation, dissolution or winding up.

Record Holders

The Corporation and any transfer agent and registrar may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and the Corporation and any transfer agent and registrar will not be affected by any notice to the contrary.

Reports to Holders

So long as any Series A Preferred Shares remain outstanding, if the Corporation is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act, the Corporation will cause quarterly unaudited financial statements for the first three quarters of each fiscal year and audited financial statements and an opinion thereon by the Corporation’s independent certified public accountants to be mailed to each holder of record of Series A Preferred Shares appearing on the stock books of the Corporation as of the date of such mailing at the address of said holder shown therein within 45 or 75 days after the end of the applicable quarterly or annual period, respectively.

No Preemptive Rights

No holder of Series A Preferred Shares will be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into, or carrying a right to subscribe to or acquire, any such shares.

No Other Rights

The Series A Preferred Shares will not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor will there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Articles of Incorporation or as may be provided by law.

Certain Definitions.

As used in this section, the following terms will have the following meanings:

“Board of Directors” means the Corporation’s Board of Directors

“Business Day” means any day other than Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Change in Control” means:

(x)	any consolidation or merger of the Corporation other than any such consolidation or merger that results in the holders of all classes of the Corporation’s voting equity securities immediately prior to such transaction owning, directly or indirectly, as a result of such merger or consolidation, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event; or

(y)	any sale or transfer of all or substantially all of the assets of the Corporation and its subsidiaries, on a consolidated basis, to another person that is not an affiliate of the Corporation;

provided that any such transaction described in clause (x) or (y) effected solely to change the Corporation’s jurisdiction of incorporation or to form a holding company for the Corporation and that results in a share exchange or reclassification or similar exchange of the outstanding Common Shares solely into common shares of the surviving entity will not constitute a “Change in Control.”

“Common Shares” means the shares of Common Stock, par value $0.01 per share, of the Corporation, subject to the provisions described under “—Reorganization Events.”

“Conversion Price” means $1,250 as such amount may be adjusted as described in this prospectus pursuant to the terms of the certificate of designations.

“Current Market Price” means, with respect to the Common Shares, on any date, the average of the Market Prices during the period of the most recent ten (10) consecutive Trading Days ending on such date.

“Exchange Act” means the Securities Exchange Act of 1934, and any statute successor thereto, in each case as amended from time to time.

“holder” of Series A Preferred Shares means the stockholder in whose name such Series A Preferred Shares are registered in the stock books of the Corporation.

“Issue Date” means March 18, 2014, the date on which the Series A Preferred Shares were issued and sold.

“Liquidation” means (A) a dissolution or winding up of the Corporation, whether voluntary or involuntary, or (B) a Change in Control.

“Mandatory Redemption Date” means March 15, 2044.

“Market Price” means, with respect to the Common Shares on any date, the last reported sales price, regular way on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE MKT or, if the Common Shares are not listed or admitted for trading on NYSE MKT, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted for trading or, if the Common Shares are not listed or admitted for trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Common Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if there is no such professional market maker, such amount as an independent investment banking firm selected by the Board of Directors determines to be the value of a Common Share.

“NYSE MKT” means the NYSE MKT LLC.

“Person” will mean any individual, firm, partnership, corporation, limited liability company or other entity, and will include any successor (by merger or otherwise) of such entity.

“Purchase Agreement” means that certain Purchase Agreement, dated March 12, 2014, entered into between the Corporation, and certain holders, pursuant to which Series A Preferred Shares were sold to such holders.

“Redemption Date” means March 15, 2020 and each successive five year anniversary of March 15, 2020.

“Redemption Price” means the product of (a) the number of Series A Preferred Shares held by a holder of Series A Preferred Shares and (b) the Liquidation Preference.

“set apart for payment” will be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Shares will mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Stock Price” means, with respect to any Liquidation, the Current Market Price of the Common Shares on the Trading Day preceding the date on which such Liquidation occurs or becomes effective.

“Trading Day” means any day on which the securities in question are traded on the NYSE MKT or, if such securities are not listed or admitted for trading on the NYSE MKT, on the principal national securities exchange on which such securities are listed or admitted for trading.

Book-entry

The Series A Preferred Shares sold pursuant to this prospectus will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, which we refer to as “DTC.”

DTC, New York, NY, will act as securities depository for Series A Preferred Shares. The Series A Preferred Shares will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange

Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of Series A Preferred Shares under the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Shares on DTC’s records. The ownership interest of each actual purchaser of each Series A Preferred Share (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series A Preferred Shares are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Shares, except in the event that use of the book-entry system for the Series A Preferred Shares is discontinued.

To facilitate subsequent transfers, all Series A Preferred Shares deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Series A Preferred Shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Shares; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Shares are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Series A Preferred Shares may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Series A Preferred Shares, such as redemptions, tenders, defaults, and proposed amendments to the Series A Preferred Shares documents. For example, Beneficial Owners of Series A Preferred Shares may wish to ascertain that the nominee holding the Series A Preferred Shares for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Series A Preferred Shares within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Series A Preferred Shares unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Series A Preferred Shares are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Series A Preferred Shares will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Series A Preferred Shares, converted, purchased or tendered, through its Participant, to the Company, and shall effect delivery of such securities by causing the Direct Participant to transfer the Participant’s interest in the Series A Preferred Shares, on DTC’s records, to the Company. The requirement for physical delivery of Series A Preferred Shares in connection with an optional conversion, tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of converted or tendered Series A Preferred Shares to the Company.

DTC may discontinue providing its services as depository with respect to the Series A Preferred Shares at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Series A Preferred Shares certificates are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Series A Preferred Shares certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Corporation believes to be reliable, but Corporation takes no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain terms of our capital stock describes the material provisions of our Articles of Incorporation. The following summary does not purport to be complete and is subject to, and qualified in its entirety by, our Articles of Incorporation and by applicable provisions of law.

Authorized Capital Stock

Under our Articles of Incorporation, we are authorized to issue 5,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. We are authorized to issue multiple classes of stock or one or more series of stock within any class thereof. Other than the Series A Preferred Shares, we do not have any preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters voted on by shareholders, and, except as provided under “Description of Series A Convertible Preferred Stock—Voting,” the shareholders possess all voting power. Accordingly, the holders of the absolute majority of the shares of our common stock cast (excluding any abstentions, empty or invalid votes) at the meeting of shareholders voting for the election of directors can elect all of the directors if they choose to do so. To date, we have not paid any dividends on its common stock, and we have no current plans to pay dividends.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

Our common stock is listed on the NYSE MKT under the symbol “AAMC.” On May 14, 2014, the last reported sale price of our common stock on the NYSE MKT was $819.25 per share.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

General

While our Articles of Incorporation and Bylaws do not contain many of the typical provisions that would be considered to have an anti-takeover effect, our directors and executive officers hold 30.2% of the voting power of our outstanding voting stock as of the date of this prospectus. Such concentration of voting power could discourage third parties from making proposals involving an acquisition of control of the Company.

We set forth below a summary of certain provisions of our Articles of Incorporation and Bylaws that possibly could impede or delay an acquisition of control of the Company that the Board of Directors does not approve or otherwise support. We intend this summary to be an overview only and qualify it in its entirety by reference to the documents evidencing such provisions the forms of which we included as exhibits to the our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Number of Directors; Removal; Filling Vacancies

Our Bylaws provide that the number of directors on its Board of Directors shall not be less than three; provided, however, that at all times in which we have fewer than three shareholders, the number of directors may be equal to, or greater than, the number of shareholders. Our Bylaws further provide that directors may be elected at a meeting of shareholders by a majority of the votes cast by the shareholders present in person or by proxy at the meeting. Any newly created directorship as proposed by the Board of directors or vacancy (unless a vacancy created by the removal of a director by shareholders shall be filled by the shareholders at the meeting at which the removal was effected) may be filled by a majority vote of the remaining directors that are present at a regular meeting or special meeting of the Board of Directors.

Directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of our Bylaws.

Shareholder Action by Written Consent; Special Meetings

Our Bylaws provide that shareholders may take action at an Annual or Special Meeting of Shareholders. A Special Meeting of Shareholders may be called only if (1) our Board of Directors deems it necessary; or (2) if shareholders holding a majority of our share capital request it. Our Bylaws allow for shareholder action by unanimous written consent in lieu of a meeting.

Amendment of the Bylaws

Any proposal to amend, alter, change or repeal any provision of our Bylaws requires the affirmative vote of shareholders holding, in the aggregate, at least of a majority of the outstanding shares entitled to vote in the election of directors at any Annual or Special Meeting of Shareholders.

The Board of Directors shall have the power to make and adopt Bylaws, except that the Board of Directors shall have no power to effectively change the quorum for meetings of shareholders or of the Board of Directors, or to effectively change any provisions of the Bylaws with respect to the removal of directors or filling of vacancies in the Board of Directors resulting from removal by the shareholders.

If any Bylaws regulating an impending election of directors is adopted by the Board of Directors that effectively amends or repeals a regulation concerning the method, notice, quorum necessary or otherwise substantially affecting the means for conducting an impending election of the Board of Directors, there shall be set forth in the notice of the next Annual Meeting of Shareholders for the election of directors, the Bylaws, so made and adopted, together with a concise statement of the changes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary of our taxation and the taxation of our holder of our Series A Preferred Shares is based upon current law and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary.

The following is a discussion (including and subject to the matters and qualifications set forth in such summary) of certain tax considerations under “United States Taxation of the Company” and “United States Taxation of Shareholders.” The discussion does not include any factual or accounting matters, determinations or conclusions including amounts and computations of related party insurance income (“RPII”) (as described below) and amounts or components thereof or facts relating to our business or activities and is premised on the accuracy of the assumptions contained herein and the factual statements and representations made by the Company. The discussion is based upon current law. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to us or holders of our Series A Preferred Shares or shares of our common stock. The tax treatment of a holder of our Series A Preferred Shares or shares of our common stock, or of a person treated as a holder of our Series A Preferred Shares or shares of our common stock for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING THE SERIES A PREFERRED SHARES OR SHARES OF COMMON STOCK.

United States Taxation of the Company

The following discussion is a summary of certain U.S. tax considerations relating to our operations. A non-U.S. corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. federal income tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. The Company intends to conduct its activities in such a manner as to minimize the risk that it will be treated as being engaged in a trade or business in the United States, and thus, should not be subject to U.S. federal income taxation (other than the U.S. federal excise tax on insurance and reinsurance premium income attributable to insuring or reinsuring U.S. risks and U.S. federal withholding tax on certain U.S. source investment income). However, there is substantial uncertainty as to whether the Company would be treated as engaged in a U.S. trade or business, and thus, no assurances can be given in this regard. If, contrary to expectations, the Company were treated as being engaged in a U.S. trade or business, it would be subject to regular U.S. federal income taxation on its income or gain effectively connected with that trade or business, thereby materially adversely affecting the ability to make distributions to investors. If the Internal Revenue Service (“IRS”) were to successfully contend that a non-U.S. corporation, such as us, is engaged in a trade or business in the United States, such non-U.S. corporation deemed to be so engaged would be subject to U.S. federal income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a non-U.S. corporation is generally entitled to deductions and credits only if it files a U.S. federal income tax return. The Company intends to file protective U.S. federal income tax returns. The highest marginal federal income tax rates currently are 35% for a corporation’s effectively connected income and 30% for the additional “branch profits” tax, for a potential maximum effective U.S. federal tax rate of approximately 54.5% on the net income connected with a U.S. trade or business.

United States Taxation of Shareholders

The following summary sets forth certain U.S. federal income tax considerations related to the ownership and disposition of our Series A Preferred Shares and shares of our common stock. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who acquire our Series A Preferred Shares or shares of our common stock through this offering and who hold their Series A Preferred Shares or shares of our common stock as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The following discussion is only a discussion of certain U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, except as disclosed below, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers or traders in securities, tax-exempt organizations, expatriates, investors in pass-through entities, persons who are considered with respect to either the Company or NewSource as “United States shareholders” for purposes of the controlled foreign corporation (“CFC”) rules of the Code (generally, a U.S. Person, as defined below, who owns, directly, indirectly through foreign entities or constructively, 10% or more of the total combined voting power of all classes of the Company or NewSource shares entitled to vote (a “10% U.S. Shareholder”)), or persons who hold their Series A Preferred Shares or shares of our common stock as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury Regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States or of any non-U.S. government and does not discuss the effect of the alternative minimum tax. Persons considering making an investment in our Series A Preferred Shares should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction prior to making such investment.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our Series A Preferred Shares or shares of our common stock, the tax treatment of the partners will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our Series A Preferred Shares or shares of our common stock, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. Person” means: (1) an individual citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States, or under the laws of any State thereof (including the District of Columbia), (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Taxation of Distributions

General

Subject to the discussions below relating to the potential application of the CFC, RPII and passive foreign investment company (“PFIC”) rules, cash distributions made with respect to our Series A Preferred Shares and shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of the Company (as computed using U.S. tax principles). To the extent such distributions exceed the Company’s earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset. See “—Sale, Exchange or other Dispositions of Series A Preferred Shares and Shares of Common Stock” below.

If a holder of our Series A Preferred Shares or shares of our common stock is an individual or other non-corporate holder, dividends paid, if any, to that holder that constitute qualified dividend income will be taxable at the rate applicable for long-term capital gains, provided that such person meets a holding period requirement. Generally, in order to meet the holding period requirement, the holder must hold the Series A Preferred Shares or shares of our common stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date.

Dividends paid with respect to our Series A Preferred Shares or shares of our common stock generally will be qualified dividend income, provided (1) the Series A Preferred Shares or shares of common stock are readily tradable on an established securities market in the United States in the year in which the shareholder receives the dividend (which will be the case for shares that are listed on the Trading Market) and (2) the Company is not considered to be a PFIC in either the year of the distribution or the preceding taxable year. No assurance can be given that the Series A Preferred Shares or shares of our common stock will be so listed or otherwise be considered readily tradable on an established securities market in the United States. There is a risk that dividends, if any, paid prior to the listing of the Series A Preferred Shares on the Trading Market may not constitute qualified dividend income.

Distributions with respect to the Series A Preferred Shares or shares of our common stock will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code.

Constructive Distributions

As a holder of our Series A Preferred Shares, you may be treated as receiving a constructive dividend distribution from us if (1) the Conversion Price is adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Conversion Price would not be considered made pursuant to such a formula if the adjustment were made to compensate you for certain taxable distributions with respect to shares of our common stock. For example, an increase in the Conversion Price to reflect a taxable dividend to holders of shares of our common stock in excess of the dividend threshold amount will generally give rise to a taxable constructive dividend to the holders of Series A Preferred Shares to the extent made out of current and accumulated earnings and profits, even though holders would not receive any cash related thereto. In addition, in certain circumstances, the failure to make an adjustment to the Conversion Price may result in a taxable distribution to a holder of our Series A Preferred Shares or shares of our common stock, if as a result of such failure, the proportionate interests of the holders of our Series A Preferred Shares or shares of our common stock, as applicable, in our assets or earnings and profits is increased.

CFC Considerations

Each 10% U.S. Shareholder of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC, directly or indirectly through non-U.S. entities, on the last day of the CFC’s taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. “Subpart F income” of a non-U.S. insurance corporation typically includes foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income). A non-U.S. corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through non-U.S. entities or by attribution by application of the constructive ownership rules of Section 958(b) of the Code (that is, “constructively”)) more than 50% of the total combined voting power of all classes of voting stock of such non-U.S. corporation, or more than 50% of the total value of all stock of such corporation on any day of the taxable year of such corporation, which we refer to as the 50% CFC Test. For purposes of taking into account insurance income (such as insurance income of NewSource), which includes underwriting and investment income, a CFC also includes a non-U.S. insurance company in which more than 25% of the total combined voting power of all classes of stock or more than 25% of the total value of all stock is owned (directly, indirectly through non-U.S. entities or constructively) by 10% U.S. Shareholders on any day of the taxable year of such corporation, which we refer to as the 25% CFC Test, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts (other than certain insurance or reinsurance related to same country risks written by certain insurance companies not applicable here) exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. Moreover, the Company and/or NewSource may be characterized as a CFC even if, based on the nominal voting power attributable to its shares, it avoids CFC characterization under the 50% CFC Test in the case of the Company and NewSource and the 25% CFC Test in the case of NewSource if, based on the facts and circumstances, U.S. Persons who are not 10% U.S. Shareholders based on the nominal voting power attributable to the shares of the Company or NewSource owned by such U.S. Persons exercise control over the Company or NewSource disproportionate to their nominal voting power in such a manner that the Company or NewSource should be considered a CFC under the 50% CFC Test or 25% CFC Test, as applicable.

U.S. Persons recognizing subpart F income would increase the basis in its Series A Preferred Shares or shares of our common stock by the amount of subpart F income included in income and attributable to such shares. Amounts distributed out of previously taxed subpart F income would be excluded from the U.S. Person’s income, and the U.S. Person’s basis in the Series A Preferred Shares or shares of our common stock would be reduced by the amount so excluded.

We believe, subject to the discussion below, that because of the dispersion of our shares among holders, no U.S. Person who acquires our Series A Preferred Shares or shares of our common stock in this offering directly or indirectly through non-U.S. entities should be treated as owning (directly, indirectly through non-U.S. entities or “constructively”) 10% or more of the total voting power of all classes of shares of the Company or NewSource. We cannot assure you, however, that these rules will not apply to you. If you are a U.S. Person, we strongly urge you to consult your own tax adviser concerning the CFC rules.

The RPII CFC Provisions

In general, under the CFC provisions, if NewSource were to have RPII, then a U.S. Person who owns any shares (directly or indirectly through foreign entities) on the last day of our taxable year (a “RPII Shareholder”) would be required to include in its income for U.S. federal income tax purposes its pro rata share of NewSource’s RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to U.S. Persons at that date regardless of whether such income is distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization may be treated as unrelated business taxable income. In general, RPII is subpart F insurance income of a foreign corporation attributable to insurance policies or reinsurance contracts where the person that is directly or indirectly insured or reinsured is a RPII Shareholder or a “related person” (as defined below) to such RPII Shareholder. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by a RPII Shareholder or someone who is controlled by the same person or persons which control the RPII Shareholder. Control is defined as ownership of more than 50% of either the value or voting power of the stock of a person after applying certain constructive ownership rules.

An insurance company will not be subject to the RPII provisions if (i) its gross RPII income is less than 20% of its gross insurance income (including, for this purpose, insurance income from home country risks), which we refer to as the 20% Gross Income Exception or (ii) the insureds giving rise to RPII income and persons related to such insureds own directly or indirectly less than 20% of the voting power and value of such company’s stock, which we refer to as the 20% Ownership Exception. The Company believes that the gross RPII of NewSource is not expected in the foreseeable future to equal or exceed 20% of its gross insurance income, but the Company cannot be certain that this will be the case because some of the factors which determine the extent of RPII may be beyond its control. If these thresholds are met or exceeded, a U.S. Person’s investment in our Series A Preferred Shares or shares of our common stock could be materially adversely affected. Moreover, because there are no final Treasury Regulations or other official guidance interpreting the RPII provisions, the application of the RPII provisions to the Company and NewSource is subject to uncertainty. Each prospective investor should consult its own tax advisor regarding the RPII provisions, the application of such provisions to the Company and NewSource and the impact of such provisions on such investor.

Tax-Exempt Shareholders

Tax-exempt entities will generally be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Although we do not believe that any U.S. Persons will be allocated subpart F income, we cannot assure you that this will be the case. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in the circumstances described above.

Sale, Exchange or other Dispositions of Series A Preferred Shares and Shares of Common Stock

Subject to the discussions below relating to the potential application of the Code Section 1248 and PFIC rules, holders of our Series A Preferred Shares or shares of our common stock generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our Series A Preferred Shares (other than pursuant to a conversion into shares of common stock) or shares of our common stock. If the holding period for the Series A Preferred Shares or shares of our common stock exceeds one year, any gain will be subject to tax at a current maximum marginal tax rate of 20% for individuals and certain other non-corporate shareholders and 35% for corporations. Moreover, gain, if any, generally will be U.S. source gain and will generally constitute “passive income” for foreign tax credit limitation purposes. For a discussion of your tax basis and holding period in respect of shares of common stock received upon the conversion of the Series A Preferred Shares, see below under “— Treatment of the Conversion.”

Code Section 1248 provides that if a U.S. Person sells or exchanges stock in a non-U.S. corporation and such person owned, directly, indirectly through certain non-U.S. entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that, because of the dispersion of our shares among holders, no U.S. Person who acquires Series A Preferred Shares in this offering directly or indirectly through non-U.S. entities should be treated as owning (directly, indirectly through non-U.S. entities or “constructively”) 10% or more of the total voting power of all classes of shares of the Company. To the extent this is the case, the application of Code Section 1248 under the regular CFC rules should not apply to dispositions of our Series A Preferred Shares or shares of our common stock. We cannot assure you, however, that these rules will not apply to you. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs.

Code Section 1248 also applies to the sale or exchange of shares in a non-U.S. corporation if the non-U.S. corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception is met or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code Section 1248 would apply if a non-U.S. corporation is not a CFC but the non-U.S. corporation has a subsidiary that is a CFC that would be taxed as an insurance company if it were a domestic corporation. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of our Series A Preferred Shares or shares of our common stock.

Passive Foreign Investment Companies

General

In general, a non-U.S. corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes passive income, or the “75% test” or (2) 50% or more of its assets produce (or are held for the production of) passive income, or the “50% test”. We believe that we are currently operating, and intend to continue operating, our business in a way that should not cause us to be a deemed PFIC, although we cannot assure you the IRS will not successfully challenge this conclusion. If the Company were characterized as a PFIC during a given year, each U.S. Person holding our shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an excess distribution with respect to, their shares, unless such person is a 10% U.S. Shareholder in a taxable year in which the Company is a CFC or made a qualified electing fund election. It is uncertain that the Company would be able to provide its shareholders with the information necessary for a U.S. Person to make a qualified electing fund election. In addition, if the Company were considered a PFIC, upon the death of any U.S. individual owning shares, such individual’s heirs or estate would not be entitled to a step-up in the basis of their shares that might otherwise be available under U.S. federal tax laws. In general, a shareholder receives an excess distribution if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to the generally applicable U.S. federal income tax and an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. In addition, a distribution paid by a PFIC to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax as qualified dividend income. Certain elections may be available to holders of our shares (including a mark-to-market election) that may mitigate the adverse consequences resulting from PFIC status. For the above purposes, passive income generally includes interest, dividends, annuities and other investment income.

U.S. Filing/Reporting Obligations

Each U.S. Person that is a shareholder of a PFIC is required to file an annual information return containing such information as the U.S. Treasury Department may require. Each holder of our shares will be required to file this annual information return if we are classified as a PFIC. Holders of our shares should consult their own tax advisors regarding the timing and method for filing this return. In addition, holders will be required to file IRS Form 8621 regarding any gain realized on the disposition of Series A Preferred Shares or shares of common stock during any year in which we are classified as a PFIC.

Treatment of the Conversion

General

A holder will not recognize any income, gain or loss in respect of the receipt of shares of our common stock upon the conversion of our Series A Preferred Shares, except that (1) the amount of cash you receive in respect of accrued and unpaid dividends will generally be taxable as described under “— Taxation of Distributions” above; (2) although it is not free from doubt, we intend to treat shares of our common stock you receive in respect of accrued and unpaid dividends as a taxable distribution as described under “— Taxation of Distributions” above and (3) your receipt of cash in lieu of a fractional share of our common stock will generally be treated as if you received the fractional share and then received such cash in redemption of such fractional share. Such redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and your tax basis in the share of common stock that is allocable to the fractional share. You should consult your own tax advisor to determine the specific tax treatment of the receipt of cash or shares in respect of accrued and unpaid dividends or cash in lieu of a fractional share in your particular circumstances.

Tax Basis

Your tax basis in the shares of our common stock you receive upon a conversion of our Series A Preferred Shares (including any basis allocable to a fractional share) will generally equal the tax basis of the Series A Preferred Shares that was converted. Your tax basis in a fractional share will be determined by allocating your tax basis in the shares of common stock between the shares of common stock you receive upon conversion and the fractional share, in accordance with their respective fair market values. Your holding period for the shares of common stock you receive (other than shares of common stock received in respect of accrued and unpaid dividends) will include your holding period for the Series A Preferred Shares converted. The basis of shares of common stock received in respect of accrued and unpaid dividends that is treated as a taxable distribution will equal its fair market value at the time it is distributed and its holding period will begin on the day following the distribution.

Medicare Contribution Tax

A holder that is an individual, estate or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the holder’s “net investment income” for the relevant taxable year and (2) the excess of the holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individual will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of Series A Preferred Shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Information Reporting and Backup Withholding

General

Information returns may be filed with the IRS in connection with distributions on our Series A Preferred Shares or shares of common stock and the proceeds from a sale or other disposition of the Series A Preferred Shares or shares of common stock unless the holder of the Series A Preferred Shares or shares of common stock establishes an exemption from the information reporting rules. A holder of Series A Preferred Shares or shares of common stock that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or non-U.S. Shareholder (as defined below) or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

Form 5471

Under certain circumstances, U.S. Persons who own (directly or indirectly) shares in a non-U.S. corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (i) a person who is treated as a RPII Shareholder, (ii) a 10% U.S. Shareholder of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the non-U.S. corporation, and who owned the stock on the last day of that year and (iii) under certain circumstances, a U.S. Person who acquires stock in a non-U.S. corporation and as a result thereof owns 10% or more of the voting power or value of such non-U.S. corporation, whether or not such non-U.S. corporation is a CFC. Failure to file IRS Form 5471 may result in penalties.

Foreign Financial Assets

Under Section 6038D of the Code, certain holders who are individuals (and, to the extent provided in future regulations, entities) will generally be subject to reporting obligations with respect to their Series A Preferred Shares or shares of common stock if the aggregate value of their Series A Preferred Shares, shares of common stock and other “specified financial assets” exceed $50,000. Significant penalties may apply if a holder fails to disclose its interest in the Series A Preferred Shares pursuant to this legislation. Holders are urged to consult with their tax advisors regarding these reporting requirements.

Transfer Reporting Requirements

In general, any U.S. Person that acquires Series A Preferred Shares or shares of common stock is required to file an IRS Form 926 or a similar form with the IRS if (i) immediately after the transfer, such investor owns 10% by vote or value of the Company, or (ii) the transfer, when aggregated with all related transfers under applicable regulations, exceeds $100,000. In the event that a U.S. Person that is required to file such form fails to do so, the U.S. Person could be subject to a penalty of up to $100,000 (computed as 10% of the fair market value of such Series A Preferred Shares or shares of common stock). Holders are urged to consult their own tax advisors regarding these reporting requirements.

Changes in U.S. Tax Law

The U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States or is a PFIC, or whether holders would be required to include in their gross income the subpart F income or the RPII of a CFC, are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to insurance companies and the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

United States Taxation of Non-U.S. Shareholders

Dividends and Sales, Exchanges and Other Dispositions

In general (and subject to the discussion below under “— Information Reporting and Backup Withholding”), a holder who is neither a U.S. Person nor a partnership (a “non-U.S. Shareholder”) will not be subject to U.S. federal income or withholding tax with respect to payments of dividends on, or gain upon the disposition of, the Series A Preferred Shares or shares of our common stock unless (1) the dividends or gain are effectively connected with the conduct by the non-U.S. Shareholder of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the non-U.S. Shareholder maintains in the United States) or (2) in the case of gain upon the disposition of shares, the non-U.S. Shareholder is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met. Nonresident alien individuals will not be subject to U.S. estate tax with respect to the shares.

Dividends or gain that is effectively connected with the conduct by a non-U.S. Shareholder of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the non-U.S. Shareholder maintains in the United States) will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Person. In addition, if such non-U.S. Shareholder is a non-U.S. corporation for U.S. federal income tax purposes, such dividends or gain may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding

Non-U.S. Shareholders of Series A Preferred Shares or shares of our common stock will not be subject to U.S. information reporting or backup withholding with respect to dispositions of Series A Preferred Shares or shares of our common stock effected through a non-U.S. office of a broker, unless the broker has certain connections to the United States or is a U.S. Person. No U.S. backup withholding will apply to payments of dividends, if any, on our Series A Preferred Shares or shares of our common stock.

Other Tax Laws

Non-U.S. Shareholders should consult their own tax advisors with respect to the applicability to them of the tax laws of other jurisdictions.

PLAN OF DISTRIBUTION

We are registering the Series A Preferred Shares and the common stock the Series A Preferred Shares is convertible into covered by this prospectus to permit selling securityholders to conduct public secondary trading of such securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale of any of these securities from time to time by any selling securityholder pursuant to this prospectus or any applicable prospectus supplement. The aggregate proceeds received by the selling securityholders from the sale of any of these securities will be the purchase price less any discounts and commissions.

The Series A Preferred Shares and the common stock if any issued upon conversion thereof may be sold or otherwise distributed from time to time:

•	directly by the selling securityholders;

•	through agents or underwriters;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the Series A Preferred Shares or shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.

The distribution of our common stock may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase the Series A Preferred Shares and any common stock issued upon conversion thereof may be solicited by agents designated by the selling securityholders from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any selling securityholder or its agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Unless otherwise permitted by law, if shares of our common stock are to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling securityholders, then we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling securityholders to include such pledgee, donee, transferee or other successors in interest as selling securityholders under this prospectus.

In connection with the sales of the Series A Preferred Shares and, once converted, the common stock, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

There can be no assurance that any selling securityholder will sell any or all of the Series A Preferred Shares or the common stock under this prospectus. Further, we cannot determine whether any such selling securityholder will transfer, devise or gift the Series A Preferred Shares or the common stock by other means not described in this prospectus. In addition, any Series A Preferred Shares or common stock covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Series A Preferred Shares and the common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the Series A Preferred Shares and, once converted, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

If the selling securityholders offer and sell the Series A Preferred Shares or the common stock through an underwriter or underwriters, we and the selling securityholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which, along with this prospectus, will be used by the underwriters to make resales of our Series A Preferred Shares or common stock. If underwriters are used in the sale of any of our Series A Preferred Shares or common stock in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and the selling securityholders at the time of sale.

If any underwriters are involved in the offer and sale of our Series A Preferred Shares or the common stock, they will be permitted to engage in transactions that maintain or otherwise affect the price of the Series A Preferred Shares or common stock or other securities of ours. These transactions may include over-allotment transactions, purchases to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in security in connection with the offering, i.e., if it sells more shares of the security than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing securities in the open market. In general, purchases of securities to reduce a short position could cause the price of the securities to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

If a selling securityholder offers and sells our Series A Preferred Shares or common stock through a dealer, such selling securityholder or an underwriter will sell our Series A Preferred Shares or common stock to the dealer, as principal. The dealer may then resell our Series A Preferred Shares or common stock to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our Series A Preferred Shares and common stock so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The selling securityholders may solicit offers to purchase our Series A Preferred Shares and common stock directly, and the selling securityholders may sell our Series A Preferred Shares and common stock directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and the selling securityholders may enter into agreements with agents, underwriters and dealers under which we and the selling securityholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. We have agreed to indemnify the selling securityholders against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute the payments such persons may be required to make in respect thereof.

Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for, us or any of our affiliates or any of the selling securityholders or their respective affiliates in the ordinary course of business.

The selling securityholders may authorize their respective agents or underwriters to solicit offers to purchase our Series A Preferred Shares and common stock at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of our Series A Preferred Shares and common stock sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of our Series A Preferred Shares and common stock under delayed delivery contracts will also be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of Series A Preferred Shares and common stock will be passed upon for us by Marjorie Rawls Roberts, P.C., U.S. Virgin Islands.

EXPERTS

The consolidated financial statements and related financial statements schedules incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report dated February 20, 2014, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information furnished pursuant to Item 2.02 or 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K, unless expressly stated otherwise in such Current Report on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 20, 2014;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on April 29, 2014;

•	Our Current Reports on Form 8-K as filed on March 17, 2014, March 19, 2014 and May 5, 2014; and

•	The description of our common stock contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on September 10, 2013.

Any statement contained herein or incorporated by reference in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, and, as a result, file periodic reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares covered by this prospectus. This prospectus is a part of that registration statement. The registration statement contains additional important information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. You should refer to the registration statement and its exhibits to read that information.

You may read and copy the registration statement, the related exhibits, the periodic reports we file and the other material we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s address is www.sec.gov.

Our filings are available on our investor relations website at www.altisourceamc.com. Information contained in or connected to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Altisource Asset Management Corporation

402 Strand Street

Frederiksted, United States Virgin Islands 00840-3531

(340) 692-1055 (Phone)

(340) 692-1046 (Fax)

Attn: General Counsel and Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except for the registration fee.

Securities and Exchange Commission Registration Fee	$32,200.00
Legal Fees and Expenses	$75,000.00
Accountants’ Fees and Expenses	$15,000.00
Printing Expenses	$10,000.00

Total	$132,200.00

Item 15.	Indemnification of Directors and Officers

The registrant is incorporated under the laws of the United States Virgin Islands.

The registrant’s Bylaws provide for the indemnification of directors and officers in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that such person is or was a director or officer if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant’s, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses may be advanced prior to the final disposition of any such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation.

The determination of whether an officer or director meets the applicable standard of conduct for indemnification is made by the Board of Directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceedings, or if such a quorum is not obtainable, or even if obtainable and the quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

The registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by that person in any such capacity or arising out of his or her status as such, whether or not the registrant would have the power to indemnify that person against such liability under the provisions set forth in the Bylaws.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Article of Incorporation of Altisource Asset Management Corporation (1)

4.2	First Amended and Restated Bylaws of Altisource Asset Management Corporation (2)

4.3	Certificate of Designations(3)

5.1	Opinion of Marjorie Rawls Roberts, P.C.,

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
(1)	Filed as an exhibit to our Registration Statement on Form 10, as amended (File No. 000-54809), filed with the SEC on December 5, 2012, and incorporated herein by reference.
(2)	Filed as an exhibit to our Registration Statement on Form 10, as amended (File No. 000-54809), filed with the SEC on December 5, 2012, and incorporated herein by reference.
(3)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on March 19, 2014, and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frederiksted, St. Croix, United States Virgin Islands, on May 15, 2014.

ALTISOURCE ASSET MANAGEMENT CORPORATION

By:	/s/ Ashish Pandey
Ashish Pandey
Chief Executive Officer

We, the undersigned officers and directors of Altisource Asset Management Corporation, and each of us, do hereby constitute and appoint each and any of Ashish Pandey and Kenneth D. Najour, our true and lawful attorneys and agents, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this registration statement or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and we hereby ratify and confirm all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ William C. Erbey William C. Erbey	Chairman of the Board of Directors	May 15, 2014

/s/ Paul T. Bossidy Paul T. Bossidy	Director	May 15, 2014

/s/ Cindy Gertz Cindy Gertz	Director	May 15, 2014

/s/ Dale Kurland Dale Kurland	Director	May 15, 2014

/s/ Robert C. Schweitzer Robert C. Schweitzer	Director	May 15, 2014

/s/ Ashish Pandey Ashish Pandey	Director and Chief Executive Officer (Principal Executive Officer)	May 15, 2014

/s/ Kenneth D. Najour Kenneth D. Najour	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Article of Incorporation of Altisource Asset Management Corporation (1)

4.2	First Amended and Restated Bylaws of Altisource Asset Management Corporation (2)

4.3	Certificate of Designation (3)

5.1	Opinion of Marjorie Rawls Roberts, P.C.,

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
(1)	Filed as an exhibit to our Registration Statement on Form 10, as amended (File No. 000-54809), filed with the SEC on December 5, 2012, and incorporated herein by reference.
(2)	Filed as an exhibit to our Registration Statement on Form 10, as amended (File No. 000-54809), filed with the SEC on December 5, 2012, and incorporated herein by reference.
(3)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on March 19, 2014, and incorporated herein by reference.